Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: Mickey Walsh 843-740-2002 investors@ingevity.com
Ingevity announces sale of Ozark Materials road markings business to PPG Industries, strengthening strategic focus

Divestiture demonstrates continued execution of Ingevity’s strategy to concentrate on businesses aligned with its core capabilities.

NORTH CHARLESTON, SC, April 15, 2026 – Ingevity Corporation (NYSE: NGVT) today announced that it has signed a definitive agreement and has successfully closed on the sale of its Ozark Materials road markings business to PPG Industries, Inc. (NYSE: PPG). The all-cash transaction results in proceeds to Ingevity of approximately $65 million, subject to customary adjustments.

“The sale of Ozark Materials represents another step forward in sharpening our portfolio and focusing Ingevity on the businesses where we are best positioned to grow and create long term value,” said Dave Li, Ingevity president and CEO. “PPG brings strong expertise in road markings technologies, and we are confident the Ozark team will thrive under their ownership. We thank our Ozark colleagues for their contributions to Ingevity and wish them well in the future.”

This divestiture is limited solely to Ingevity’s Ozark Materials road markings business and does not impact the company’s Pavement Technologies business. Ingevity remains fully committed to serving its paving customers with its well‑established, differentiated portfolio of pavement preservation and road construction technologies.

Full-Year 2026 Guidance

In conjunction with its first quarter 2026 financial results, Ingevity will update its full-year 2026 guidance to reflect the impact of today’s announced transaction. Ignoring said impact, the company affirms its previously provided full-year guidance.

Ingevity: Purify, Protect and Enhance

Ingevity (NYSE: NGVT) is a global specialty materials company that develops advanced carbon and engineered material solutions that improve mobility, strengthen and extend the life of infrastructure and enhance industrial processes. With a 90-year legacy of innovation, we work closely with customers to solve technical challenges and deliver materials that improve performance and environmental outcomes in essential applications. Our portfolio includes Performance Materials activated carbon technologies for emissions control and filtration, Performance Chemicals solutions that support efficient agriculture and high-performance pavement systems and Advanced Polymer Technologies specialty polymers for coatings and industrial applications. Headquartered in North Charleston, South Carolina, Ingevity operates from 17 locations worldwide and employs approximately 1,400 people. Learn more at ingevity.com.

Forward-looking statements:

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, the potential benefits of any transaction, including the sale of our road markings business, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, such factors detailed from time to time in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.